UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2006 (February 1, 2006)

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

527 Madison Avenue, 16th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 319-8801
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective February 1, 2006, the Board of Directors (the “Board”) of NorthStar Realty Finance Corp. (the “Company”) increased the size of the Board to eight members and unanimously appointed Louis J. Paglia as a director of the Company. Mr. Paglia, 48, joined UIL Holdings Corporation in April 2002 as its Executive Vice President and from July 2002 through April 2005 also served as its Chief Financial Officer. Mr. Paglia served as Executive Vice President and Chief Financial Officer of ECredit.com, Inc. from 1999 to 2001.

There are no understandings or arrangements between Mr. Paglia and any other person pursuant to which Mr. Paglia was selected as a director. Mr. Paglia will currently serve on the Company’s Audit Committee and Compensation Committee. There are no transactions regarding Mr. Paglia that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)
Date: February 6, 2006	By: /s/ Mark E. Chertok Mark E. Chertok Chief Financial Officer